      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2001

                                                      REGISTRATION NO. 333-45062

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                         73-1309529
(State or other jurisdiction of incorporation or    (I.R.S. Employer Identification Number)
              organization)

                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                   ----------

                    WASTE MANAGEMENT RETIREMENT SAVINGS PLAN
     WASTE MANAGEMENT RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                              EXPLANATORY STATEMENT

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-45062 on Form S-8 (the "Registration Statement") is filed for the purpose of adding the Waste Management Retirement Savings Plan for Bargaining Unit Employees (the "Union Plan") to the Registration Statement. The Waste Management Retirement Savings Plan (the "401(k) Plan" and, together with the Union Plan, the "Plans") and the Union Plan are funded under a master trust agreement with the Plans' trustee and administrator. The 2,500,000 shares of the Company's common stock registered under the Registration Statement on September 1, 2000 relate to issuances under both Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference into this Registration Statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
          2000.

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 1, 1993, as amended on Form 8-B filed with the Commission on July 13, 1995.

     The following documents filed with the Commission by the Plans are hereby incorporated by reference into this Registration Statement:

     (a)  Annual Reports on Forms 11-K for the fiscal year ended December 31,
          2000.

     All documents subsequently filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation (the "Charter") and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors, officers, employees and agents (as well as persons serving as a director officer, employee or agent of any of the Registrant's direct or indirect subsidiaries) to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Sections 102 and 145 of the DGCL provide that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances, as described below.

     In accordance with Section 102 of the DGCL, the Registrant's Charter contains a provision that eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the Registrant or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

     Pursuant to Subsection (a) of Section 145 of the DGCL, the Registrant's Bylaws provide that the Registrant shall indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

     Pursuant to Subsection (b) of Section 145 of the DGCL, the Registrant's Bylaws provide that the Registrant shall indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery (or such other court in which such action or suit has been brought) shall determine that despite the adjudication of liability such person is fairly and reasonable entitled to indemnity for such expenses which the court shall deem proper.

     The Registrant's Bylaws further provide that, to the extent that a director, officer employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection therewith. Any person seeking indemnification as described above shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The indemnification provided by Section 145 of the DGCL shall not be exclusive of any other rights to which the party seeking indemnification may be entitled.

     Section 145 of the DGCL also provides that a corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL. The Registrant has purchased certain liability insurance for its officers and directors.

     The Registrant has entered into indemnification agreements with certain of its executive officers and certain o its executive officers' employment agreements contain indemnification provisions. Such agreements and provisions generally provide that such persons will be indemnified and held harmless to the fullest extent of Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

4.1  -  Restated Certificate of Incorporation (Incorporated by reference to
        Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated July 16, 1998).

4.2 - Bylaws (Incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000).

23.1 -  Consent of Arthur Andersen LLP.

     The Registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 13th day of July, 2001.

                                       WASTE MANAGEMENT, INC.

                                       /s/ A. Maurice Myers
                                       -----------------------------------------
                                       By: A. Maurice Myers
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 13th day of July, 2001.

                   SIGNATURE                                                      TITLE
                   ---------                                                      -----

/s/ A. Maurice Myers                                     President, Chief Executive Officer and Chairman of the Board
------------------------------------------------                      (Principal Executive Officer)
A. Maurice Myers

/s/ William L. Trubeck                                       Executive Vice President and Chief Financial Officer
------------------------------------------------                         (Principal Financial Officer)
William L. Trubeck

/s/ Bruce E. Snyder                                               Vice President and Chief Accounting Officer
------------------------------------------------                        (Principal Accounting Officer)
Bruce E. Snyder

/s/ H. Jesse Arnelle                                                            Director
------------------------------------------------
H. Jesse Arnelle

/s/ Pastora San Juan Cafferty                                                   Director
------------------------------------------------
Pastora San Juan Cafferty

/s/ Ralph F. Cox                                                                Director
------------------------------------------------
Ralph F. Cox

/s/ Robert S. Miller                                                            Director
------------------------------------------------
Robert S. Miller

/s/ Paul M. Montrone                                                            Director
------------------------------------------------
Paul M. Montrone

/s/ John C. Pope                                                                Director
------------------------------------------------
John C. Pope

/s/ Steven G. Rothmeier                                                         Director
------------------------------------------------
Steven G. Rothmeier

/s/ Ralph V. Whitworth                                                          Director
------------------------------------------------
Ralph V. Whitworth

     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on this 13th day of July, 2001.

WASTE MANAGEMENT RETIREMENT SAVINGS PLAN

By: /s/ Mark Schwartz
    ---------------------------------------------------------
    Mark Schwartz
    Member, Administrative Committee of the Waste Management
    Employee Benefit Plans

WASTE MANAGEMENT RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

By: /s/ Mark Schwartz
    ---------------------------------------------------------
    Mark Schwartz
    Member, Administrative Committee of the Waste Management
    Employee Benefit Plans

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

4.1           -  Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's
                 Current Report on Form 8-K dated July 16, 1998).

4.2           -  Bylaws (Incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for
                 the Quarter ended June 30, 2000).

23.1          -  Consent of Arthur Andersen LLP.